Exhibit 99.1

INVESTOR CONTACT:
Endologix, Inc.
Vaseem Mahboob, CFO
(949) 595-7200

Endologix Reports Third Quarter 2019 Financial Results

Third Quarter Highlights

•	Global revenue up 2.9% versus prior year

•	Sequential AFX system sales increase in the U.S.

•	Operating cash burn of $4.0M for the quarter

IRVINE, Calif., November 6, 2019 - Endologix, Inc. (the “Company”) (NASDAQ: ELGX), a developer and marketer of innovative treatments for aortic disorders, today announced financial results for the third quarter ended September 30, 2019.

“Our persistent focus on execution has resulted in improved performance across the business including AFX2 in the U.S., as evidenced by our third-quarter results,” commented John Onopchenko, Chief Executive Officer of Endologix, Inc. “We posted solid financial results, with the Company returning to annualized growth while effectively managing our expenses and meaningfully reducing our quarterly cash burn to less than $5 million. Our U.S. AFX volumes were up sequentially in the third quarter, and our global AFX volumes grew double digits year over year. We attribute these AFX results in the U.S. in large part to the value physicians place on the strength of our clinical evidence, which encompasses over 60,000 patients as illustrated in our recently released AFX Annual Clinical Update (2016-2019). Our operational progress to-date has steadily improved, and we are positioned to build off these results in the fourth quarter and into 2020.”

Financial Results
Global revenue in the third quarter of 2019 was $35.8 million, a 2.9% increase from $34.8 million in the third quarter of 2018. U.S. revenue in the third quarter of 2019 was $24.1 million, a 6.2% decrease from U.S. revenue of $25.7 million in the third quarter of 2018. International revenue was $11.7 million, a 28.7% increase from International revenue of $9.1 million in the third quarter of 2018. On a constant currency basis, third quarter 2019 International revenue increased 31.5% over the third quarter of 2018.

Gross profit was $23.1 million in the third quarter of 2019, representing a gross margin of 64.5%. This compares to a gross profit of $22.6 million, or a gross margin of 65.1%, in the third quarter of 2018 as lower sales volumes more than offset operational improvements.

Total operating expenses decreased 12.0% to $33.9 million in the third quarter of 2019, compared to $38.5 million in the third quarter of 2018. Operating expenses in the third quarter of 2018 included $2.9 million of restructuring costs; excluding these costs operating expenses decreased 4.9%.

Net loss for the third quarter of 2019 was $7.8 million, or $(0.40) per share, compared to a net loss of $10.1 million, or $(1.19) per share, a year ago. Adjusted Net Loss (non-GAAP, defined below) totaled $10.5 million, compared to an Adjusted Net Loss of $13.0 million for the third quarter of 2018. Adjusted EBITDA (non-GAAP, defined below) loss totaled $5.6 million for the third quarter of 2019, compared to Adjusted EBITDA loss of $9.3 million for the third quarter of 2018.

Total cash, cash equivalents, and restricted cash were $47.8 million as of September 30, 2019.

Financial Guidance
The Company reaffirms its previously issued annual guidance and continues to expect 2019 revenue of at least $140 million. The Company anticipates revenue for the fourth quarter ending December 31, 2019 in the range of $32.5 million to $35.5 million. The Company continues to expect 2019 operating expenses in the range of $130 million to $140 million.

Conference Call Information
The Company's management will host a conference call today at 4:30 p.m. ET (1:30 p.m. PT) to discuss its third quarter 2019 results.

To participate in the conference call, dial 877-407-9716 (domestic) or +1 201-493-6779 (international) and refer to the passcode 13696025.

This conference call will also be webcast and can be accessed from the “Investors” section of the Company’s website at www.endologix.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, November 6, 2019, until 11:59 p.m. ET on Wednesday, November 13, 2019. To hear this recording, dial 844-512-2921 (domestic) or +1 412-317-6671 (international) and enter the passcode 13696025.

About Endologix, Inc.
The Company develops and manufactures minimally invasive treatments for aortic disorders. The Company's focus is in endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once an AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. For more information, visit www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System has obtained CE Mark in the EU and is only approved as an investigational device in the United States. The Ovation Alto® System is only approved as an investigational device and is not currently approved in any market.

Cautions Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the Company’s ability to build off the recent operational progress during the fourth quarter of 2019 and into 2020; the Company’s reaffirmation of its FY 2019 revenue guidance and its anticipated FY 2019 operating expense; and the Company’s anticipated Q4 2019 revenue range and operating expense range, the accuracy of which are necessarily subject to risks and uncertainties that may cause the Company’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results include continued market acceptance, endorsement and use of the Company’s products, the Company’s continued compliance with its financial covenants and other operating restrictions under its lending facilities, the Company’s ability to access the capital markets on terms acceptable to it or at all, the Company’s abilities to service its indebtedness and to satisfy and discharge its indebtedness as such indebtedness comes due, the success of clinical trials relating to the Company’s products, product research and development efforts, reports by third parties in respect of the performance of the Company’s products, uncertainty in the process of obtaining and maintaining regulatory approval for the Company’s products, the Company’s ability to protect its intellectual property rights and proprietary technologies and to defend itself against third party intellectual property infringement claims, the Company s ability to protect its intellectual property rights and proprietary technologies, the Company’s ability to retain its key executive, sales and other personnel, and other economic, business, competitive, and regulatory factors. Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. The forward-looking statements contained in this press release speak only as of the date of this press release. The Company undertakes no obligation to update any forward- looking statements contained in this press release to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2018, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019 (once it is filed) for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Discussion of Non-GAAP Financial Measures
The Company’s management believes that the non-GAAP measures of (1) “Adjusted Net Income (Loss)” and (2) “Adjusted EBITDA” enhance an investor’s overall understanding of the Company’s financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods. These measures, when used in conjunction with related financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), provide investors with an additional financial analytical framework that may be useful in assessing the Company’s financial condition and results of operations. The Company’s management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Furthermore, these measures are not intended to be liquidity measures. Other companies, including other companies in the Company’s industry, may not use these measures or may calculate these measures differently than the Company does, limiting their usefulness as comparative measures. The Company intends to calculate these non-GAAP financial measures in a consistent manner from period to period. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measures has been provided under the heading “Non-GAAP Reconciliations” in the financial statement tables attached to this press release.

Adjusted Net Income (Loss) Definition:
(1) “Adjusted Net Income (Loss)” is a non-GAAP measure defined by the Company as net income (loss) under GAAP, excluding (to the extent relevant in a particular reporting period): (i) restructuring and other transition costs; (ii) contract termination, product withdrawal and business acquisition expenses; (iii) legal settlement costs; (iv) business development expenses, including licensing costs related to research and development activities; (v) inventory step-up amortization; (vi) interest expense; (vii) foreign currency loss (gain); (viii) fair value adjustment to Nellix® contingent consideration liability; (ix) fair value adjustment of derivative liabilities; and (x) loss on debt extinguishment.

In the three and nine months ended September 30, 2019 and 2018, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to Nellix® contingent consideration liability; (ii) interest expense; (iii) foreign currency losses; (iv) restructuring and other transition costs; (v) fair value adjustment of derivative liabilities; and (vi) loss on extinguishment of debt.

Adjusted EBITDA Definition:

(2) “Adjusted EBITDA” is a non-GAAP measure defined by the Company as “Adjusted Net Income (Loss)” excluding income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

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Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue
U.S.	$24,118	$25,699	$70,915	$85,060
International	11,657	9,057	36,704	36,720
Total Revenue	35,775	34,756	107,619	121,780
Cost of goods sold	12,701	12,129	38,362	41,223
Gross profit	$23,074	$22,627	$69,257	$80,557
Operating expenses:
Research and development	4,645	5,037	13,787	16,780
Clinical and regulatory affairs	3,632	3,208	11,064	10,507
Marketing and sales	16,080	17,072	48,786	59,913
General and administrative	9,547	10,330	27,892	34,721
Restructuring costs	—	2,899	419	3,132
Total operating expenses	33,904	38,546	101,948	125,053
Loss from operations	(10,830)	(15,919)	(32,691)	(44,496)
Other income (expense)	(8,907)	(7,336)	(26,415)	(19,321)
Change in fair value of contingent consideration related to acquisition	1,000	5,000	900	4,300
Loss on debt extinguishment	—	—	(11,756)	(2,270)
Change in fair value of derivative liabilities	10,691	8,305	9,540	8,305
Total other income (expense), net	2,784	5,969	(27,731)	(8,986)
Net loss before income taxes	$(8,046)	$(9,950)	$(60,422)	$(53,482)
Income tax benefit (expense)	281	(166)	3,495	(277)
Net loss	$(7,765)	$(10,116)	$(56,927)	$(53,759)
Other comprehensive income (loss) foreign currency translation	(109)	32	(119)	(647)
Comprehensive loss	$(7,874)	$(10,084)	$(57,046)	$(54,406)

Basic and diluted net loss per share	$(0.40)	$(1.19)	$(3.57)	$(6.37)
Shares used in computing basic and diluted net loss per share	19,244	8,523	15,953	8,445

Exhibit 99.1

Non-GAAP Reconciliations:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net Loss to Adjusted Net Loss:
Net loss	$(7,765)	$(10,116)	$(56,927)	$(53,759)
Fair value adjustment to Nellix contingent consideration liability	(1,000)	(5,000)	(900)	(4,300)
Interest expense	8,527	7,225	25,874	18,895
Foreign currency loss	426	133	548	464
Restructuring and other transition costs	—	3,071	419	3,304
Fair value adjustment of derivative liabilities	(10,691)	(8,305)	(9,540)	(8,305)
Loss on extinguishment of debt	—	—	11,756	2,270
(1) Adjusted Net Loss	$(10,503)	$(12,992)	$(28,770)	$(41,431)

Adjusted Net Loss to Adjusted EBITDA:
Adjusted Net Loss	$(10,503)	$(12,992)	$(28,770)	$(41,431)
Income tax (benefit) expense	(281)	166	(3,495)	277
Depreciation and amortization expense	1,789	1,988	5,264	5,919
Stock-based compensation expense	3,410	1,525	$8,294	8,811
(2) Adjusted EBITDA	$(5,585)	$(9,313)	$(18,707)	$(26,424)

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$46,587	$23,531
Restricted cash	1,200	1,200
Accounts receivable, net of allowance for doubtful accounts of $1,315 and $802, respectively	21,658	20,651
Other receivables	229	329
Inventories	30,877	30,399
Prepaid expenses and other current assets	2,058	2,821
Total current assets	102,609	78,931
Property and equipment, net	13,691	16,033
Goodwill	120,770	120,848
Other intangible assets, net	73,494	76,163
Deposits and other assets	1,293	1,095
Operating lease right-of-use assets	5,660	—
Total assets	$317,517	$293,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,779	$10,986
Accrued payroll	18,732	14,627
Accrued expenses and other current liabilities	15,791	13,314
Total current liabilities	46,302	38,927
Deferred income taxes	150	150
Deferred rent	—	8,065
Operating lease liabilities	11,640	—
Derivative liabilities	9,112	4,012
Other liabilities	2,235	1,992
Contingently issuable common stock	1,300	2,200
Debt	176,993	198,078
Total liabilities	247,732	253,424
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 170,000,000 and 170,000,000 shares authorized, respectively, 17,942,961 and 10,387,926 shares issued, respectively, and 17,881,146 and 10,345,367 shares outstanding, respectively	18	10
Treasury stock, at cost, 61,815 and 42,559 shares, respectively	(4,154)	(4,026)
Additional paid-in capital	728,094	640,789
Accumulated deficit	(656,642)	(599,715)
Accumulated other comprehensive income	2,469	2,588
Total stockholders’ equity	69,785	39,646
Total liabilities and stockholders’ equity	$317,517	$293,070